Exhibit 99.1
News Release

FOR RELEASE:		CONTACT:
Date	January 29, 2015	Gerry Gould, VP-Investor Relations
Time	8:00 am Eastern	Tel. (781) 356-9402
gerry.gould@haemonetics.com
Alt. (781) 356-9613

Haemonetics Reports 3rd Quarter Fiscal 2015 Revenue of $232 Million and Adjusted EPS of $0.53; Reaffirms Revenue and EPS Guidance

Braintree, MA, January 29, 2015 - Haemonetics Corporation (NYSE: HAE) today reported third quarter fiscal 2015 revenue of $231.8 million, down 4.3%. In constant currency, revenue declined 1.4% in the quarter. The Company reported third quarter GAAP net income of $16.0 million and GAAP net income per share of $0.31. Exclusive of transformation, restructuring and deal amortization expenses detailed below, adjusted net income was $27.5 million and adjusted earnings per share were $0.53, both down 14%.1

For the first three quarters of fiscal 2015, revenue was $683.9 million, down 2% as reported and 1% in constant currency. The Company reported year-to-date GAAP net income of $19.8 million and GAAP net income per share of $0.38. Exclusive of transformation, restructuring and deal amortization expenses detailed below, adjusted net income was $71.6 million, down 21%, and adjusted earnings per share were $1.38, down 20%.1

3Q FISCAL 2015 HIGHLIGHTS

•	Solid constant currency revenue increases in growth drivers including:

▪	11% growth in plasma disposables revenue

▪	25% growth in TEG® diagnostics disposables revenue

▪	11% growth in China disposables revenue

•	Key new product advances

▪	TEG 6s diagnostics device received two 510(k) clearances

▪	SOLX® clinical trial data submitted to the FDA

▪
Signed first Comprehensive Blood Management Solutions (CBMS) account targeting significant economic value for the Hospital through BloodTrack® HaemoBank™, TEG, cell salvage, SafeTrace TX® and other Company software and service offerings

▪	Secured second customer for next generation Plasma software

•	Value Creation and Capture (“VCC”) initiatives continuing on schedule with February 5 “ribbon cutting” planned for new Penang, Malaysia plant

GROWTH DRIVERS UPDATE

Combined constant currency disposables revenue increase for the Company’s growth drivers of Plasma, TEG and Emerging Markets was 7% in the third quarter. Orders in emerging markets were impacted by economic weakness in Russia, where revenue was lower than in the prior year quarter, adversely impacting the disposables revenue growth rate for the combined growth drivers by 2%. On a constant currency basis, these growth drivers had 10% disposables growth in the first nine months of fiscal 2015, and 8% when adjusted for the impact of a favorable Plasma comparison resulting from the acquisition of the Company’s Australian plasma distributor in the same period of fiscal 2014.

The Company announced that its next generation diagnostics device, the TEG 6s, recently received the first two of three required 510(k) clearances. The Company expects to begin a limited market release in the U.S. early in fiscal 2016.

The Company announced it has completed the planned clinical testing of its SOLX storage solution, submitted final data to the FDA, and filed for Canadian registration of SOLX. Plans are being formulated to introduce SOLX, together with the Company’s whole blood filter, in a North American limited market release, upon receipt of required clearances.

The Company also announced that KEDPlasma USA has gone live with Haemonetics’ next generation donor management software, representing the second long-term customer contract for this software, which recently received 510(k) approval.

Brian Concannon, Haemonetics’ President and CEO, stated: “Our growth drivers, which represent 60% of our disposables revenue in the third quarter, continue to deliver solid growth despite headwinds resulting from economic uncertainty in the Russian market. We expect this strong revenue performance to continue, bolstered by recent Plasma contract wins.

“In fiscal 2016, the expected continued strong performance of our growth drivers and the anniversary of much of the headwind experienced in our North American whole blood business during fiscal 2015, underpin our outlook for a return to mid-single digit revenue growth.”

THIRD QUARTER AND YEAR-TO-DATE 2015 REVENUE ELEMENTS

Plasma

Plasma disposables revenue was $83.2 million in the third quarter, up $6.5 million, or 8% on a reported basis and 11% in constant currency. North America Plasma disposables revenue was up 13%, as collection volumes continued to benefit from a robust end user market for plasma-derived biopharmaceuticals. Excluding the favorable impact of the distribution model change in Australia last year, Plasma revenue growth was 11% in the first nine months of 2015.

Blood Center

Platelet disposables revenue was $38.4 million in the third quarter, down 12% on a reported basis, and down 4% on a constant currency basis. Year-to-date constant currency revenue growth of 4% was attributable to strong demand in emerging markets.

Red cell disposables revenue was $10.9 million in the third quarter, up 10%, and $31.3 million year-to-date, up 4% over the prior year. Growth was principally in North America and resulted from changes in red cell collection practices and favorable comparisons with the prior year.

Whole blood disposables revenue was $34.2 million in the third quarter of fiscal 2015, down 28%, and $105.9 million year-to-date, down 27%. Previously disclosed market share losses, pricing and the termination of an OEM supply contract negotiated at the time of the whole blood acquisition contributed to the declines. These headwinds will anniversary by the end of the first quarter of fiscal 2016. Declines in North American transfusion rates of roughly 10% contributed approximately $6 million of the year-to-date decline. This trend is expected to continue through the remainder of fiscal 2015 and then moderate in fiscal 2016.

Hospital

Surgical disposables revenue was $15.6 million in the third quarter, down 7% as reported and down 1% on a constant currency basis. Year-to-date fiscal 2015 surgical disposals revenue of $46.9 million was down 5% as reported and 2% in constant currency. Strength in the emerging markets was offset by declines in the developed markets in the third quarter and first nine months.

Disposables revenue from the OrthoPAT® orthopedic perioperative autotransfusion system was $5.0 million for the quarter, down 21%. Year-to-date OrthoPAT revenue was $15.3 million, down 19%. Market trends toward the adoption of tranexamic acid to prevent post-operative blood loss continued to lessen hospital use of OrthoPAT disposables.

Diagnostics disposables revenue was $10.9 million for the quarter, up 27%. Year to date diagnostics disposables revenue was $30.5 million, up 26%. The TEG Hemostasis Analyzer installed base increased 15% in the trailing 12 months, positioning the TEG business for continued double-digit disposables revenue growth.

Software and Equipment

Software Solutions revenue was $18.2 million in the third quarter, up $0.6 million, and $54.1 million year-to-date, up $2.6 million, a 3% increase in the quarter and 5% year-to-date. BloodTrack, a key enabler of the Company’s CBMS growth strategy, drove much of this growth and the pipeline for blood management software opportunities remains strong.

Equipment and other revenue was $15.5 million, essentially flat with the prior year’s third quarter. Equipment revenue is influenced by timing of tenders and capital budgets. The installed base of equipment, including devices sold and placed for use with customers, increased 5% in the first nine months of fiscal 2015 and 8% in the last 12 months.

Geographic

In the third quarter of fiscal 2015, Haemonetics announced revenue growth of 5% in Asia Pacific and declines of 2% in North America, 7% in Europe and 18% in Japan on a reported basis. On a constant currency basis, the Company had revenue growth of 6% in Asia Pacific and 2% in Japan, with declines of 2% in North America and 5% in Europe.

Growth in Asia Pacific reflects continued strength in China. In North America, growth in Plasma, TEG diagnostics and software were more than offset by declines in the Blood Center business. Weakness in Russia contributed to declines in Europe. Weakness in Japan was attributable to the Yen exchange rate.

OPERATING RESULTS

Adjusted gross profit was $114.1 million, down $10.1 million from the prior year third quarter and included a $2.3 million unfavorable currency impact. Adjusted gross margin was 49.2%, down 210 basis points from the prior year’s quarter but up sequentially 60 basis points over the adjusted gross margin in the first half of the fiscal year. Lower U.S. whole blood disposables pricing, lower volume in certain manufacturing facilities and product mix contributed to the year over year decline.

Adjusted operating expenses were $75.7 million in the quarter, down $6.0 million or 7% over the prior year third quarter. Critical investments continued and were more than offset by organizational and corporate administrative cost reductions.

In the third quarter, adjusted operating income was $38.4 million, down $4.1 million or 10%, reflecting the gross margin headwinds cited. Adjusted operating margin in the quarter was 16.6%, down 90 basis points from the prior year’s quarter but up sequentially 250 basis points over the adjusted operating margin in the first half of the fiscal year.

Adjusted interest expense on loans was $2.0 million. The adjusted income tax rate was 24.4% compared with 19.6% in the prior year third quarter, as the prior year third quarter benefited from the expiration of certain tax statutes. For the full year, the tax rate is expected to approximate 25%.

Mr. Concannon said: “As we approach the end of this transitional year, we are encouraged with continued progress in our growth drivers and cost management programs which are contributing to the sequential recovery of our gross and operating margins.

“Despite the ongoing headwinds related to the strength of the U.S. dollar and uncertainties in the Russian market, we are reaffirming our fiscal 2015 revenue and earnings per share guidance.”

BALANCE SHEET AND CASH FLOW

Cash on hand was $125 million, a decrease of $67 million during the first nine months of fiscal 2015. The Company’s free cash flow, before transformation and restructuring costs, was $53 million, a decrease of $42 million compared with the first nine months of fiscal 2014.

During the first nine months of fiscal 2015, the Company utilized $81 million, net of cash tax benefits, to fund VCC and other restructuring initiatives, $39 million to repurchase shares in the open market and $10 million to repay debt.

FISCAL 2015 SHARE REPURCHASE PROGRAM

The Company repurchased 1,165,100 shares in the open market at an average price of $33.22, for a total spend of $39 million in the first three quarters of fiscal 2015. As previously announced, the Board of Directors approved the repurchase of up to $100 million of shares in the open market.

VALUE CREATION & CAPTURE ACTIVITIES

Plans to pursue identified Value Creation & Capture (“VCC”) opportunities, designed principally to transform the Company’s manufacturing and distribution operations, and to support its productivity and commercial excellence initiatives, continue to progress according to schedule. The recent completion of the Company’s Penang Malaysia facility is the latest in a series of major accomplishments related to the three year VCC program.

VCC investments are still expected to approximate $160 million in total and to generate approximately $60-$65 million of annual cost savings by fiscal 2018. The planned investments and expected benefits are summarized in a schedule posted to the Company’s Investor Relations website at http://phx.corporate-ir.net/phoenix.zhtml?c=72118&p=irol-guidance.

FISCAL 2015 GUIDANCE

Overall fiscal 2015 revenue guidance is reaffirmed at a decline of 0-2%, with revenue growth from identified growth drivers more than offset by revenue headwind from net volume and pricing declines in the U.S. blood center business, increased Japanese Yen weakness and worsening economic conditions in Russia.

Fiscal 2015 guidance for Plasma disposables revenue growth is increased to 9-11% from the previous range of 7-9% growth, while hospital disposables revenue is now expected to grow 0-2% versus a previous guidance range of 4-6%. The Company reaffirmed prior guidance ranges for blood center disposables revenue to decline 10-12% and Software Solutions growth of 2-4%.

Full year expectations for adjusted gross margin are approximately 49%, below the prior estimate of 50%, as higher Plasma and lower Hospital revenue guidance represents unfavorable gross margin mix. Adjusted earnings per share in the range of $1.85 to $1.95 are reaffirmed.

Previous free cash flow guidance of approximately $100-$110 million, before funding restructuring and capital investment for transformation activities, is also affirmed.

More information on fiscal 2015 guidance, including income statement scenarios underlying the lower and upper ends of the adjusted earnings per share guidance range, can be found in the Investor Relations section of our website at http://www.haemonetics.com.1

FISCAL 2016 PRELIMINARY OUTLOOK

The Company expects to return to a mid-single digit revenue growth rate in fiscal 2016. Included in that outlook is the impact of the continued strengthening of the dollar, which represents a headwind, partly offset by the benefit of a 53-week fiscal year.

The Company expects a return to double digit constant currency adjusted operating income and earnings per share growth rates in fiscal 2016. Including the impact of a greater than 500 basis point headwind attributable to the continued strengthening of the US dollar, the fiscal 2016 outlook is for high single to low double digit, adjusted operating income and earnings per share growth. VCC investments are on track to be completed in fiscal 2016.

Mr. Concannon concluded: “Our Company approaches fiscal 2016 well positioned for success. Our growth drivers, which represent 60% of our revenue, are expected to continue to grow and this growth will be bolstered in fiscal 2016 and beyond by recent contract wins and new product innovations. Our CBMS offering is gaining traction with hospital customers introducing the opportunity for a growth catalyst in the relatively near term.

“We will soon anniversary the setbacks we experienced from the recent market shifts which impacted our North American donor business. The important work that we have undertaken to address our manufacturing cost through VCC and value engineering initiatives will position us well to return our whole blood business to profitable growth as contract opportunities emerge in the future. Mid-single digit revenue and double digit earnings growth rates are achievable and demonstrate that our strategy is working.”

ADJUSTMENTS TO REPORTED EARNINGS

In total, $13 million of pre-tax charges comprised of $12 million of VCC transformation and $1 million of other restructuring activities were excluded from adjusted earnings in the third quarter of fiscal 2015. The Company excluded $18 million of pre-tax integration, restructuring, transformation and transaction costs from adjusted earnings in the third quarter of fiscal 2014.

The Company excluded $51 million of pre-tax charges comprised of $47 million of VCC transformation and $4 million of other restructuring activities from adjusted earnings in the first nine months of fiscal 2015. The Company excluded $70 million of pre-tax integration, restructuring, transformation and transaction costs from adjusted earnings in the same period of fiscal 2014.

The Company also excluded acquisition related amortization expenses from its adjusted operating income and earnings per share. Excluded from third quarter adjusted earnings was acquisition related amortization of $7 million or $0.10 in fiscal 2015 and fiscal 2014.

Excluded from year-to-date adjusted earnings was acquisition related amortization of $23 million in fiscal 2015 and $21 million in fiscal 2014, or $0.30 and $0.29 per share, respectively. For the full fiscal year 2015, acquisition related amortization is expected to approximate $31 million or $0.41 per share.

CONFERENCE CALL

Haemonetics will host a webcast to discuss the third quarter and first nine months of fiscal 2015 results today at 10:00 am Eastern time. Interested parties can participate at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=72118&eventID=5178762.

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve patient care and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world. Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements that involve risks and uncertainties, including the effects of disruption from the manufacturing transformation making it more difficult to maintain relationships with employees and timely deliver high quality products, unexpected expenses incurred during our Value Creation and Capture program, technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, demand for whole blood and blood components, product quality, market acceptance, regulatory uncertainties, including in the receipt or timing of regulatory approvals, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns including single-source tenders, the effect of industry consolidation as seen in the plasma and blood center markets, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission.

The foregoing list should not be construed as exhaustive.

Forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements. Information set forth in this press release is current as of today and the Company undertakes no duty or obligation to update this information.

1A reconciliation of GAAP to adjusted financial results is included at the end of the financial sections of this press release as well as on the web at http://www.haemonetics.com.

Haemonetics Corporation Financial Summary
(Data in thousands, except per share data)
Consolidated Statements of Income for the Third Quarter of FY15 and FY14

	12/27/2014	12/28/2013	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
	(unaudited)
Net revenues	$231,827	$242,120	(4.3)%
Gross profit	111,661	121,629	(8.2)%

R&D	10,643	14,209	(25.1)%
S,G&A	82,758	89,560	(7.6)%
Operating expenses	93,401	103,769	(10.0)%

Operating income	18,260	17,860	2.2%

Interest and other expense, net	(2,308)	(2,852)	(19.1)%

Income before taxes	15,952	15,008	6.3%

Tax benefit	(36)	(1,282)	(97.2)%

Net income	$15,988	$16,290	(1.9)%

Net income per common share assuming dilution	$0.31	$0.31	—%

Weighted average number of shares:
Basic	51,432	51,730
Diluted	51,962	52,511

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	48.2%	50.2%	(2.0)%
R&D	4.6%	5.9%	(1.3)%
S,G&A	35.7%	37.0%	(1.3)%
Operating income	7.9%	7.4%	0.5%
Income before taxes	6.9%	6.2%	0.7%
Net income	6.9%	6.7%	0.2%

Haemonetics Corporation Financial Summary
(Data in thousands, except per share data)
Consolidated Statements of Income for Year-to-Date FY15 and FY14

	12/27/2014	12/28/2013	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
	(unaudited)
Net revenues	$683,895	$697,418	(1.9)%
Gross profit	326,053	352,924	(7.6)%

R&D	36,962	40,364	(8.4)%
S,G&A	260,089	277,879	(6.4)%
Operating expenses	297,051	318,243	(6.7)%

Operating income	29,002	34,681	(16.4)%

Interest and other expense, net	(7,496)	(8,035)	(6.7)%

Income before taxes	21,506	26,646	(19.3)%

Tax expense	1,679	1,682	(0.2)%

Net income	$19,827	$24,964	(20.6)%

Net income per common share assuming dilution	$0.38	$0.48	(20.8)%

Weighted average number of shares:
Basic	51,521	51,485
Diluted	52,024	52,300

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	47.7%	50.6%	(2.9)%
R&D	5.4%	5.8%	(0.4)%
S,G&A	38.0%	39.8%	(1.8)%
Operating income	4.2%	5.0%	(0.8)%
Income before taxes	3.1%	3.8%	(0.7)%
Net income	2.9%	3.6%	(0.7)%

Revenue Analysis for the Third Quarter FY15 and FY14
(Data in thousands)

	Three Months Ended
	12/27/2014	12/28/2013	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
	(unaudited)
Revenues by geography
United States	$124,766	$126,752	(1.6)%
International	107,061	115,368	(7.2)%
Net revenues	$231,827	$242,120	(4.3)%

Disposable revenues

Plasma disposables	$83,178	$76,698	8.4%

Blood center disposables
Platelet	38,401	43,447	(11.6)%
Red cell	10,873	9,869	10.2%
Whole blood	34,182	47,342	(27.8)%
	83,456	100,658	(17.1)%
Hospital disposables
Surgical	15,608	16,807	(7.1)%
OrthoPAT	5,024	6,392	(21.4)%
Diagnostics	10,890	8,565	27.1%
	31,522	31,764	(0.8)%

Total disposables revenues	198,156	209,120	(5.2)%

Software solutions	18,211	17,603	3.5%
Equipment & other	15,460	15,397	0.4%
Net revenues	$231,827	$242,120	(4.3)%

Revenue Analysis for Year-to-Date FY15 and FY14
(Data in thousands)

	Nine Months Ended
	12/27/2014	12/28/2013	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
	(unaudited)
Revenues by geography
United States	$369,921	$374,559	(1.2)%
International	313,974	322,859	(2.8)%
Net revenues	$683,895	$697,418	(1.9)%

Disposable revenues

Plasma disposables	$242,760	$217,768	11.5%

Blood center disposables
Platelet	115,941	117,778	(1.6)%
Red cell	31,296	30,098	4.0%
Whole blood	105,870	145,879	(27.4)%
	253,107	293,755	(13.8)%
Hospital disposables
Surgical	46,889	49,247	(4.8)%
OrthoPAT	15,302	18,973	(19.3)%
Diagnostics	30,535	24,144	26.5%
	92,726	92,364	0.4%

Total disposables revenues	588,593	603,887	(2.5)%

Software solutions	54,094	51,469	5.1%
Equipment & other	41,208	42,062	(2.0)%
Net revenues	$683,895	$697,418	(1.9)%

Consolidated Balance Sheets
(Data in thousands)

	As of
	12/27/2014	3/29/2014
	(unaudited)
Assets
Cash and cash equivalents	$125,200	$192,469
Accounts receivable, net	143,635	164,603
Inventories, net	212,493	197,661
Other current assets	66,157	68,243
Total current assets	547,485	622,976
Property, plant & equipment, net	323,491	271,437
Other assets	600,823	619,765

Total assets	$1,471,799	$1,514,178

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$7,748	$45,630
Other current liabilities	154,246	171,298
Total current liabilities	161,994	216,928
Long-term debt	421,006	392,057
Other long-term liabilities	54,891	67,305
Stockholders' equity	833,908	837,888

Total liabilities & stockholders' equity	$1,471,799	$1,514,178

Free Cash Flow Reconciliation
(Data in thousands)

	Three Months Ended
	12/27/2014	12/28/2013
	(unaudited)
GAAP cash flow from operations	$26,851	$45,291

Capital expenditures	(29,658)	(15,519)
Proceeds from sale of property, plant & equipment	10	(445)
Net investment in property, plant & equipment	(29,648)	(15,964)

Free cash flow after restructuring and transformation costs	(2,797)	29,327

Restructuring and transformation costs	20,995	13,124
Tax benefit on restructuring and transformation costs	(6,521)	—
Capital expenditures on VCC initiatives	13,155	4,075

Free cash flow before restructuring, transformation costs and VCC capital expenditures	$24,832	$46,526

	Nine Months Ended
	12/27/2014	12/28/2013
	(unaudited)
GAAP cash flow from operations	$71,831	$88,053

Capital expenditure	(100,530)	(43,721)
Proceeds from sale of property, plant & equipment	387	197
Net investment in property, plant & equipment	(100,143)	(43,524)

Free cash flow after restructuring and transformation costs	(28,312)	44,529

Restructuring and transformation costs	54,819	44,629
Tax benefit on restructuring and transformation costs	(18,079)	—
Capital expenditures on VCC initiatives	44,725	5,920

Free cash flow before restructuring, transformation costs and VCC capital expenditures	$53,153	$95,078

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures

Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.
These measures are used by management to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below we have removed restructuring, transformation and other costs from our GAAP expenses. Our restructuring and transformation costs for the periods reported are principally related to:

•
Value Creation & Capture (VCC): employee severance and retention, product line transfer costs, accelerated depreciation and other costs associated with these initiatives, principally our manufacturing network optimization, but also including commercial excellence, productivity and other operating initiatives.

•	Whole Blood Acquisition: restructuring, integration and other transformation costs related to the August 1, 2012 acquisition of Pall's Transfusion Medicine Business.

•	In Process Research and Development: charges relate to the acquisition of certain technology and manufacturing rights to be used in a next generation device and related costs.
Restructuring and transformation costs also include costs related to activities launched prior to the VCC initiatives designed to align our cost structure with strategic and operational priorities. Costs incurred under these programs are reflected in "Productivity and operational initiatives" within the tables below.
We are reporting adjusted earnings before deal amortization, in addition to restructuring and transformation costs.
We believe this information is useful to investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.

Reconciliation of Non-GAAP Measures for the Third Quarter of FY15 and FY14
(Data in thousands)

	Three Months Ended
	12/27/2014	12/28/2013
	(unaudited)
Non-GAAP gross profit
GAAP gross profit	$111,661	$121,629
Restructuring and transformation costs	2,459	2,593
Non-GAAP gross profit	$114,120	$124,222

Non-GAAP R&D
GAAP R&D	$10,643	$14,209
Restructuring and transformation costs	(627)	(2,002)
Non-GAAP R&D	$10,016	$12,207

Non-GAAP S,G&A
GAAP S,G&A	$82,758	$89,560
Restructuring and transformation costs	(9,579)	(12,599)
Deal amortization	(7,468)	(7,436)
Non-GAAP S,G&A	$65,711	$69,525

Non-GAAP operating expenses
GAAP operating expenses	$93,401	$103,769
Restructuring and transformation costs	(10,206)	(14,601)
Deal amortization	(7,468)	(7,436)
Non-GAAP operating expenses	$75,727	$81,732

Non-GAAP operating income
GAAP operating income	$18,260	$17,860
Restructuring and transformation costs	12,665	17,194
Deal amortization	7,468	7,436
Non-GAAP operating income	$38,393	$42,490

Non-GAAP other expense
GAAP other expense	$2,308	$2,852
Restructuring and transformation costs	(244)	(306)
Non-GAAP other expense	$2,064	$2,546

Non-GAAP income before taxes
GAAP income before taxes	$15,952	$15,008
Restructuring and transformation costs	12,909	17,500
Deal amortization	7,468	7,436
Non-GAAP income before taxes	$36,329	$39,944

Non-GAAP net income
GAAP net income	$15,988	$16,290
Restructuring and transformation costs	12,909	17,500
Deal amortization	7,468	7,436
Tax benefit associated with non-GAAP adjustments	(8,900)	(9,106)
Non-GAAP net income	$27,465	$32,120

Non-GAAP net income per common share assuming dilution
GAAP net income per common share	$0.31	$0.31
Non-GAAP items after tax per common share assuming dilution	$0.22	$0.30
Non-GAAP net income per common share assuming dilution	$0.53	$0.61

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchange rates of 0.833 Euro to 1.00 US Dollar and 110 Yen to 1.00 US Dollar. They also exclude the results of our foreign currency hedging program described in Note 7 to our consolidated financial statements in our Form 10-K.

	Three Months Ended
	12/27/2014	12/28/2013
	(unaudited)
Non-GAAP revenues
GAAP revenue	$231,827	$242,120
Foreign currency effects	(5,247)	(12,265)
Non-GAAP revenue - constant currency	$226,580	$229,855

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring and transformation costs and deal amortization	$27,465	$32,120
Foreign currency effects	(4,474)	(5,189)
Income tax associated with foreign currency effects	1,091	1,016
Non-GAAP net income - constant currency	$24,082	$27,947

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring and transformation costs and deal amortization	$0.53	$0.61
Foreign currency effects after tax per common share assuming dilution	$(0.07)	$(0.08)
Non-GAAP net income per common share assuming dilution - constant currency	$0.46	$0.53

Reconciliation of Non-GAAP Measures for FY15 and FY14
(Data in thousands)

	Nine Months Ended
	12/27/2014	12/28/2013
	(unaudited)
Non-GAAP gross profit
GAAP gross profit	$326,053	$352,924
Restructuring and transformation costs	7,746	8,193
Non-GAAP gross profit	$333,799	$361,117

Non-GAAP R&D
GAAP R&D	$36,962	$40,364
Restructuring and transformation costs	(5,207)	(7,307)
Non-GAAP R&D	$31,755	$33,057

Non-GAAP S,G&A
GAAP S,G&A	$260,089	$277,879
Restructuring and transformation costs	(37,589)	(53,775)
Deal amortization	(22,769)	(21,048)
Non-GAAP S,G&A	$199,731	$203,056

Non-GAAP operating expenses
GAAP operating expenses	$297,051	$318,243
Restructuring and transformation costs	(42,796)	(61,082)
Deal amortization	(22,769)	(21,048)
Non-GAAP operating expenses	$231,486	$236,113

Non-GAAP operating income
GAAP operating income	$29,002	$34,681
Restructuring and transformation costs	50,542	69,274
Deal amortization	22,769	21,048
Non-GAAP operating income	$102,313	$125,003

Non-GAAP other expense
GAAP other expense	$7,496	$8,035
Restructuring and transformation costs	(705)	(616)
Non-GAAP other expense	$6,791	$7,419

Non-GAAP income before taxes
GAAP income before taxes	$21,506	$26,646
Restructuring and transformation costs	51,247	69,890
Deal amortization	22,769	21,048
Non-GAAP income before taxes	$95,522	$117,584

Non-GAAP net income
GAAP net income	$19,827	$24,964
Restructuring and transformation costs	51,247	69,890
Deal amortization	22,769	21,048
Tax benefit associated with non-GAAP adjustments	(22,288)	(25,622)
Non-GAAP net income	$71,555	$90,280

Non-GAAP net income per common share assuming dilution
GAAP net income per common share	$0.38	$0.48
Non-GAAP items after tax per common share assuming dilution	$1.00	$1.25
Non-GAAP net income per common share assuming dilution	$1.38	$1.73

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchange rates of 0.833 Euro to 1.00 US Dollar and 110 Yen to 1.00 US Dollar. They also exclude the results of our foreign currency hedging program described in Note 7 to our consolidated financial statements in our Form 10-K.

	Nine Months Ended
	12/27/2014	12/28/2013
	(unaudited)
Non-GAAP revenues
GAAP revenue	$683,895	$697,418
Foreign currency effects	(23,216)	(32,655)
Non-GAAP revenue - constant currency	$660,679	$664,763

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring and transformation costs and deal amortization	$71,555	$90,280
Foreign currency effects	(10,390)	(15,740)
Income tax associated with foreign currency effects	2,607	3,650
Non-GAAP net income - constant currency	$63,772	$78,190

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring and transformation costs and deal amortization	$1.38	$1.73
Foreign currency effects after tax per common share assuming dilution	$(0.15)	$(0.23)
Non-GAAP net income per common share assuming dilution - constant currency	$1.23	$1.50

Restructuring, Transformation and Other Costs (Data in thousands) GAAP results include the following items which are excluded from adjusted results.

	Three Months Ended
	12/27/2014	12/28/2013
	(unaudited)
Manufacturing network optimization	$7,155	$11,332
Commercial excellence initiatives	1,413	1,280
Productivity and operational initiatives	1,863	220
Accelerated depreciation, asset write-down and other non-cash items	1,686	2,131
Whole blood acquisition and integration	—	734
In process research and development and related costs	326	1,153
Market-based stock compensation	466	650
Total restructuring, transformation and other costs	$12,909	$17,500

	Nine Months Ended
	12/27/2014	12/28/2013
	(unaudited)
Manufacturing network optimization	$29,919	$39,226
Commercial excellence initiatives	7,181	5,445
Productivity and operational initiatives	6,592	1,334
Accelerated depreciation, asset write-down and other non-cash items	3,399	6,589
Whole blood acquisition and integration	—	10,967
In process research and development and related costs	2,122	5,129
Market-based stock compensation	2,034	1,200
Total restructuring, transformation and other costs	$51,247	$69,890

Deal Amortization (Data in thousands) GAAP results include the following item which is excluded from adjusted results.
	Three Months Ended
	12/27/2014	12/28/2013
	(unaudited)
Deal amortization	$7,468	$7,436

	Nine Months Ended
	12/27/2014	12/28/2013
	(unaudited)
Deal amortization	$22,769	$21,048